EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-257069 on Form S-3 of our report dated February 21, 2025, relating to the financial statements of MidAmerican Energy Company appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Des Moines, Iowa
February 21, 2025